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                         BATTLE MOUNTAIN GOLD COMPANY
                COMPUTATIONS OF INCOME (LOSS) PER COMMON SHARE

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                                                                                         THREE MONTHS ENDED
                                                                                             MARCH 31
MILLIONS, EXCEPT PER SHARE AMOUNTS                                                     1999             1998
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
BASIC INCOME LOSS PER SHARE
        Net loss
            Net loss                                                                   $ (11.9)            (1.6)
            Deduct dividends on preferred shares                                          (1.9)            (1.9)
                                                                                       -------          -------
            Net loss applicable to common stock                                        $ (13.8)         $  (3.5)
                                                                                       =======          =======
        Shares
            Weighted average number of common shares outstanding                         229.8            229.8
                                                                                       =======          =======
        Basic loss per common share                                                    $(0.060)         $(0.015)
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DILUTED LOSS PER SHARE
        Net loss applicable to common stock                                            $ (13.8)         $  (3.5)
                                                                                       =======          =======
        Shares
            Weighted average number of common shares outstanding                         229.8            229.8
                                                                                       =======          =======
        Diluted loss per share, assuming conversion                                    $(0.060)         $(0.015)
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CALCULATIONS OF CONVERSIONS OF SECURITIES PRODUCING ANTI-DILUTIVE RESULTS
     CONVERSION OF PREFERRED SHARES
        Net loss
            Net loss applicable to common stock                                        $ (13.8)         $  (3.5)
            Effect on net loss if preferred shares were converted                          1.9              1.9
                                                                                       -------          -------
            Net loss                                                                   $ (11.9)         $  (1.6)
                                                                                       =======          =======
        Shares
            Weighted average number of common shares outstanding                         229.8            229.8
            Effect on average shares outstanding if preferred shares were converted       11.0             11.0
                                                                                       -------          -------
            Weighted average number of common shares outstanding, as adjusted            240.8            240.8
                                                                                       =======          =======
        Diluted loss per share, assuming conversion                                    $(0.049)         $(0.007)
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     CONVERSION OF DEBENTURES
        Net loss
            Net loss applicable to common stock                                        $ (13.8)         $  (3.5)
            Effect on net loss if debentures were converted                                1.0              1.0
                                                                                       -------          -------
            Net loss, as adjusted                                                      $ (12.8)         $  (2.5)
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        Shares
            Weighted average number of common shares outstanding                         229.8            229.8
            Effect on average shares outstanding if debentures were converted              4.8              4.8
                                                                                       -------          -------
            Weighted average number of common shares outstanding, as adjusted            234.6            234.6
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        Diluted loss per share, assuming conversion                                    $(0.055)         $(0.011)
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     CONVERSION OF OPTIONS
        Net loss
            Net loss applicable to common stock                                        $ (13.8)         $  (3.5)
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        Shares
            Weighted average number of common shares outstanding                         229.8            229.8
            Effect on average shares outstanding if options were converted                   -              0.1
                                                                                       -------          -------
            Weighted average number of common shares outstanding, as adjusted            229.8            229.9
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        Diluted loss per share, assuming conversion                                    $(0.060)         $(0.015)
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